CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated May 22, 2008, accompanying the financial statements of New Jersey Insured Municipals Income Trust, Series 136, New York Insured Municipals Income Trust, Series 160 and Ohio Insured Municipals Income Trust, Series 120 (included in Van Kampen Focus Portfolios, Municipal Series
420) as of January 31, 2008, and for each of the three years in the period then ended and the financial highlights for the period from February 13, 2003 (date of deposit) through January 31, 2004 and for each of the four years in the period ended January 31, 2008, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-102408) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
May 22, 2008